Exhibit 23.1


                  CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report, dated January 14, 2000, on our audit of the financial statements of Northern Empire Bancshares as of December 31, 1999, and for the year then ended, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

                                /s/ Moss Adams LLP

Santa Rosa, California
March 20, 2000